BILL OF SALE


         This Bill of Sale is entered into pursuant to that certain Agreement and General Assignment dated as of May __, 2004 (collectively, the "Agreements). All capitalized terms not herein defined shall be given the same meanings as are set forth in the foregoing Agreements.

          McCarthy Grenache, Inc., a Nevada Corporation ("Assignor"), for valuable consideration received to its full satisfaction, hereby transfers and conveys (and shall cause to be assigned and conveyed) to The Equitable Life Investment Company Inc., a Canadian Corporation ("Assignee") all of Assignor's rights, title, and interests, as of the date hereof, in and to Striker, LLC, a Nevada Limited Liability Company ("Company") and all of its assets, properties, and rights (contractual or otherwise) which are used in the operation of its business (the "Assets").

         Assignor hereby represents and warrants to Assignee that: (a) Company has good, valid and marketable title to the Assets; (b) the Assets are free and clear of all liens, encumbrances, security interests, and other claims and interests, except for any such liens, encumbrances, security interests, and other claims and interests previously disclosed by Assignor to Assignee; (c) Assignor has good right and authority to sell and convey the Company and its Assets to Assignee; (d) Assignor shall defend title to the Assets for the benefit of Assignee against any and all claims of all persons or entities concerning matters occurring prior to the date hereof; and (e) upon Assignee's request, Assignor shall execute any and all consents, agreements, or other documents as may reasonable by requested by Assignee from time to time to vest or evidence title to the Company and its Assets in Assignee.

         This Bill of Sale is dated as of ___________________ and shall be binding upon and inure to the benefit of and be enforceable by and against Assignor, Assignee, Company and their respective successors and assigns.


ASSIGNOR: MCCARTHY GRENACHE, INC.                   ASSIGNEE: THE EQUITABLE LIFE
                                                    INVESTMENT COMPANY INC.


BY:___________________________                      BY:_________________________